Exhibit 10.19

FORM OF INDEMNIFICATION AGREEMENT

This Indemnification Agreement, dated as of [•] (this “Agreement”), is entered into by and between FCB Financial Holdings, Inc., a Delaware corporation (the “Company”), and [•] (the “Indemnitee”).

WHEREAS, it is essential to the Company to attract and retain the services of highly qualified individuals as directors and officers;

WHEREAS, the Indemnitee is a director and/or officer of the Company;

WHEREAS, the Company and the Indemnitee recognize the increased risk of litigation and other claims being asserted against directors and officers of public companies;

WHEREAS, the Certificate of Incorporation of the Company (the “Certificate of Incorporation”) requires the Company to indemnify and advance expenses to its directors and officers to the fullest extent permitted by law, and the Indemnitee has been serving and continues to serve as a director and/or officer of the Company in part in reliance on such provisions in the Certificate of Incorporation;

WHEREAS, the Certificate of Incorporation expressly provides that the indemnification provided therein is not exclusive and contemplates, among other things, that the Company may also enter into separate agreements in that regard;

WHEREAS, the board of directors of the Company (the “Board of Directors”) has determined that enhancing the ability of the Company to attract and retain highly qualified individuals as directors and officers is in the best interests of the Company and that the Company therefore should seek to assure such persons that appropriate indemnification and liability insurance coverage will be available now and in the future; and

WHEREAS, in recognition of the Indemnitee’s need for substantial protection against potential personal liability in order to enhance the Indemnitee’s continued service to the Company in an effective manner and of the Indemnitee’s reliance on the Certificate of Incorporation, to provide the Indemnitee with specific contractual assurance that the protection contemplated by the Certificate of Incorporation will be available to the Indemnitee (regardless of, among other things, any amendment to or revocation of the Certificate of Incorporation or any change in the composition of the Board of Directors or acquisition transaction relating to the Company), and in recognition that, moreover, the indemnification available under the Certificate of Incorporation may not be adequate in present or future circumstances, the Company wishes to provide in this Agreement for the indemnification of and the advancing of expenses to the Indemnitee to the fullest extent (whether partial or complete) permitted by law and as set forth in this Agreement, and, to the extent such insurance is maintained, for the continued coverage of the Indemnitee under the Company’s directors’ and officers’ liability insurance policies;

NOW, THEREFORE, in consideration of the premises and the covenants contained herein, and of the Indemnitee’s continued service to the Company directly or, at its request, as a director, officer, employee, trustee, agent or fiduciary of, or in any other capacity with, any other Person (as defined below) or any employee benefit plan, and intending to be legally bound hereby, the parties hereto agree as follows:

1.

Certain Definitions.  In addition to terms defined elsewhere herein, the following terms have the following meanings when used in this Agreement:

“Change in Control” shall be deemed to have occurred if (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 20% or more of the total voting power represented by the Company’s then outstanding Voting Securities, or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors and any new director whose election by the Board of Directors or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board of Directors, or (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other entity, other than a merger or consolidation which would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 80% of the total voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company (in one transaction or a series of transactions) of all or substantially all of the Company’s assets.

“Claim” means any threatened, asserted, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative or other, including any arbitration or other alternative dispute resolution mechanism, or any appeal of any kind thereof, or any inquiry or investigation (including any notice of liability for any tax), whether instituted by (or in the right of) the Company or any governmental agency or any other person or entity, to which the Indemnitee was, is, will be or may be subject or in which the Indemnitee was, is, will be or may be involved as a party, a witness or otherwise.

“Disinterested Directors” means those members of the Board of Directors who are not parties to the particular Claim with respect to which the Indemnitee is seeking indemnification hereunder.

“Expenses” include all direct or indirect costs, expenses and obligations, including judgments, fines, penalties, interest, appeal bonds, amounts paid in settlement, counsel fees and disbursements (including experts’ fees, court costs, retainers, appeal bond premiums, transcript fees, and duplicating, printing and binding costs, as well as telecommunications, postage and courier charges) and other professional fees and expenses paid or incurred in connection with investigating, responding to, prosecuting, defending, settling, appealing, being a witness in or participating in (including on appeal), or preparing to investigate, respond to, prosecute, defend, settle, appeal, be a witness in or participate in, any Claim relating to any Indemnifiable Event, and shall include all attorneys’ fees and all other expenses incurred by or on behalf of the Indemnitee in connection with preparing and submitting any requests or statements for indemnification, advancement or any other right provided by this Agreement or the Certificate of Incorporation (including such fees or expenses incurred in connection with legal proceedings contemplated by Sections 2(d) or 4 or establishing or enforcing any such right, and any taxes (if any) imposed on the Indemnitee as a result of actual or deemed receipt of any payments under this Agreement or the indemnification provisions of the Certificate of Incorporation (including any indemnification payment in respect of such taxes)).

“Indemnifiable Amounts” means (i) any and all liabilities, Expenses, damages, judgments, fines, penalties, ERISA excise taxes and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such liabilities, Expenses, damages, judgments, fines, penalties, ERISA excise taxes or amounts paid in settlement) arising out of or resulting from any Claim relating to an Indemnifiable Event, (ii) any liability, pursuant to a loan guaranty or otherwise, for any indebtedness of the Company or any subsidiary of the Company, including any indebtedness which the Company or any subsidiary of the Company has assumed or taken subject to, and (iii) any liabilities which the Indemnitee incurs as a result of acting on behalf of the Company (whether as a fiduciary or otherwise) in connection with the operation, administration or maintenance of an employee benefit plan or any related trust or funding mechanism (whether such liabilities are in the form of excise taxes assessed by the United States Internal Revenue Service, penalties assessed by the Department of Labor, restitutions to such a plan or trust or other funding mechanism or to a participant or beneficiary of such plan, trust or other funding mechanism, or otherwise).

“Indemnifiable Event” means any event or occurrence, whether occurring before, on or after the date of this Agreement, arising out of or related to the fact that the Indemnitee is or was a director, officer, employee, agent or fiduciary of the Company or is or was acting or serving at the request of the Company as a director, officer, employee, trustee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, or anything done or not done (or alleged to have been done or not done) by the Indemnitee in any such capacity or, at a time when the Indemnitee was serving in any such capacity, in any other capacity on behalf of the Company or any subsidiary thereof (in all cases whether or not the Indemnitee is acting or serving in any such capacity or has such status at the time any Indemnifiable Amount is incurred as to which indemnification, advancement or any other right can be provided by this Agreement).

“Independent Counsel” means an attorney or firm of attorneys that is experienced in matters of corporate law and has not otherwise performed services within the last five years (i) for the Company or its affiliates or the Indemnitee (other than with respect to matters concerning the rights of the Indemnitee under this Agreement, or of other indemnitees under similar indemnity agreements) or (ii) for any other party to the proceeding giving rise to a claim for indemnification, advancement or any other right hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any counsel who, under applicable standards of professional conduct, would have a conflict of interest in representing either the Company or the Indemnitee in an action to determine the Indemnitee’s rights under this Agreement.

“Person” means any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, governmental entity or other entity.

“Voting Securities” means any securities of the Company which vote generally in the election of directors.

2.

Basic Indemnification Arrangement; Advancement of Expenses.

a.

In the event that the Indemnitee was, is or becomes subject to, a party to or a witness or other participant in, or is threatened to be made subject to, a party to or a witness or other participant in, a Claim by reason of (or arising in whole or in part out of) an Indemnifiable Event, the Company shall indemnify the Indemnitee, or cause the Indemnitee to be indemnified, to the fullest extent permitted by Delaware law; provided, however, that no change in Delaware law shall have the effect of reducing the benefits available to the Indemnitee hereunder based on Delaware law as in effect on the date hereof or as such benefits may improve as a result of amendments or other developments after the date hereof. Payments of Indemnifiable Amounts shall be made as soon as practicable but in any event no later than thirty (30) days after written demand therefor is presented to the Company.

b.

If so requested by the Indemnitee, the Company shall advance or cause to be advanced (within two (2) business days after written request therefor is presented to the Company) any and all Expenses incurred by the Indemnitee (an “Expense Advance”) from time to time, whether prior to or after final disposition of the relevant Claim. The Company shall, in accordance with such request (but without duplication), either (i) pay, or caused to be paid, such Expenses on behalf of the Indemnitee, or (ii) reimburse the Indemnitee, or cause the Indemnitee to be reimbursed, for such Expenses. The Indemnitee’s right to an Expense Advance is absolute (subject to Section 2(c)) and shall not be subject to any prior determination that the Indemnitee has satisfied any applicable standard of conduct for indemnification.

c.

The obligation of the Company to make an Expense Advance pursuant to Section 2(b) shall be subject to the condition that, if, when and to the extent that a final judicial determination shall have been made under the provisions of applicable law (as to which all rights of appeal have been exhausted or lapsed) that the Indemnitee would not be permitted to be so indemnified for such Expenses under applicable law, the Company shall be entitled to be reimbursed by the Indemnitee (who hereby agrees to so reimburse the Company) for the amount of such Expense Advance (it being understood and agreed that the foregoing agreement by the Indemnitee shall be deemed to satisfy any requirement that the Indemnitee provide the Company with an undertaking to repay any Expense Advance if it is ultimately determined that the Indemnitee is not entitled to indemnification under applicable law).  The Indemnitee’s undertaking to repay such Expense Advances shall be unsecured and interest-free.  Such Expense Advances shall be made without regard to the Indemnitee’s potential ability to repay them if so required.

d.

If and to the extent, if any, that a determination with respect to the Indemnitee’s entitlement to indemnification hereunder is required to be made in the specific case by applicable law, such determination shall be made promptly after final disposition of the relevant Claim either (i) if a Change of Control shall not have occurred, (A) by a majority vote of the Disinterested Directors, even though less than a quorum of the Board of Directors, (B) by a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors, even though less than a quorum of the Board of Directors, or (C) if there are no such Disinterested Directors or if such Disinterested Directors so direct, by Independent Counsel in a written opinion to the Board of Directors (a copy of which shall be simultaneously delivered to the Indemnitee), or (ii) if a Change of Control shall have occurred, by Independent Counsel in a written opinion to the Board of Directors (a copy of which shall be delivered simultaneously to the Indemnitee).  If entitlement to indemnification is to be determined by Independent Counsel in the absence of a Change of Control pursuant to (i)(C) above, such Independent Counsel shall be selected by the Company, and the Company shall give prompt written notice to the Indemnitee of the Independent Counsel so selected; if entitlement to indemnification is to be determined by Independent Counsel after a Change of Control pursuant to (ii) above, such Independent Counsel shall be selected by the Indemnitee, and the Indemnitee shall give prompt written notice to the Company of the Independent Counsel so selected.  In either event, the Indemnitee or the Company, as the case may be, may, within ten (10) days after such written notice of selection shall have been received, deliver to the Company or to the Indemnitee, as the case may be, a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of  “Independent Counsel” as defined in Section 1, and such objection shall set forth with reasonable particularity the factual basis of such assertion.  Absent a proper and timely objection, the Person so selected shall act as Independent Counsel for purposes hereof.  If such written objection is so made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court of competent jurisdiction has determined that such objection is without merit.  If within fifteen (15) days after the later of presentation by the Indemnitee of a written demand for indemnification pursuant to Section 2(a) and the final disposition of the relevant Claim, no Independent Counsel shall have been selected and not objected to, either the Company or the Indemnitee may petition a court of competent jurisdiction for resolution of any objection which shall have been made by the Company or the Indemnitee to the other’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a Person selected by such court or by such other Person as such court shall designate, and the Person with respect to whom all objections are so resolved or the Person so appointed shall act as Independent Counsel under this Section 2(d).  The Disinterested Directors, committee of Disinterested Directors, or Independent Counsel so authorized pursuant to this Section 2(d) to make such a determination (if and to the extent, if any, required by applicable law) with respect to the Indemnitee’s entitlement to indemnification hereunder are sometimes referred to herein as the “Reviewing Party.”  If there has been no determination by the Reviewing Party within thirty (30) days after the later of presentation by the Indemnitee of a written demand for indemnification and the final disposition of the relevant Claim, any requisite determination shall, to the fullest extent not prohibited by applicable law, be deemed to have been made and the Indemnitee shall be entitled to such indemnification.  If, notwithstanding the foregoing, there has been no determination by the Reviewing Party within such thirty (30) day period and the Company maintains that such determination is required by applicable law, or if the Reviewing Party determines that the Indemnitee would not be permitted to be indemnified in whole or in part under applicable law, the Indemnitee shall have the right to commence litigation in any court of competent jurisdiction seeking an initial determination by the court or challenging any such determination by the Reviewing Party or any aspect thereof, including the legal or factual bases therefor.  Any determination by the Reviewing Party pursuant to this Section 2(d) (if and to the extent, if any, required by applicable law) shall otherwise be conclusive and binding on the Company and the Indemnitee.

e.

Notwithstanding anything in this Agreement to the contrary, the Indemnitee shall not be entitled to indemnification or advancement of Expenses pursuant to this Agreement in connection with any Claim initiated by the Indemnitee against the Company or its current or former directors, officers, employees or agents (except by way of defense, counterclaim or cross claim), unless (i) the Company has joined in or the Board of Directors has authorized or consented to the initiation of such Claim, (ii) the Claim is one to enforce the Indemnitee’s rights under this Agreement (including an action pursued by the Indemnitee to secure a determination that the Indemnitee should be indemnified under applicable law) or any other agreement with the Company or under any provision of the Certificate of Incorporation or applicable law or (iii) a Change of Control shall have occurred.

3.

Change in Control.

a.

If a Change in Control shall have occurred, then, with respect to all matters thereafter arising concerning the rights of the Indemnitee to indemnity payments and Expense Advances under this Agreement or any other agreement with the Company or under any provision of the Certificate of Incorporation now or hereafter in effect or applicable law, the Company shall seek legal advice only from Independent Counsel selected by the Indemnitee and approved by the Company (which approval shall not be unreasonably delayed, conditioned or withheld).

(b)

The Company agrees to pay the reasonable fees of any Independent Counsel providing advice pursuant to Section 3(a) or serving as a Reviewing Party pursuant to Section 2(d), and to indemnify such counsel fully against any and all expenses (including attorneys’ fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

4.

Indemnification for Additional Expenses. The Company shall indemnify, or cause the indemnification of, the Indemnitee against any and all Expenses and, if requested by the Indemnitee, shall advance such Expenses to the Indemnitee, subject to and in accordance with Section 2(b), which are incurred by the Indemnitee in connection with any action brought by the Indemnitee for (i) indemnification or an Expense Advance by the Company under this Agreement or any other agreement or under any provision of the Certificate of Incorporation now or hereafter in effect or applicable law, and/or (ii) recovery under any directors’ and officers’ liability insurance policies maintained by the Company, regardless of whether the Indemnitee ultimately is determined to be entitled to such indemnification, Expense Advance or insurance recovery, as the case may be; provided that the Indemnitee shall be required to reimburse such Expenses in the event that a final judicial determination is made (as to which all rights of appeal therefrom have been exhausted or lapsed) that such action brought by the Indemnitee, or the defense by the Indemnitee of an action brought by the Company or any other Person, as applicable, was frivolous or in bad faith.

5.

Successful Defense; Partial Indemnity. Notwithstanding any other provision of this Agreement, to the extent that the Indemnitee has been successful on the merits or otherwise in defense of any or all Claims relating in whole or in part to an Indemnifiable Event or in defense of any issue or matter therein, including dismissal without prejudice, the Indemnitee shall be indemnified against all Expenses or other Indemnifiable Amounts incurred in connection therewith.  If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for a portion of the Expenses or other Indemnifiable Amounts in respect of a Claim but not for the total amount thereof, the Company shall nevertheless indemnify the Indemnitee for the portion thereof to which the Indemnitee is entitled.

6.

Burden of Proof. In connection with any determination as to whether the Indemnitee is entitled to be indemnified hereunder, whether by a Reviewing Party pursuant to Section 2(d) or by a court, any other finder of fact or any other relevant Person, it shall be presumed that the Indemnitee has satisfied the applicable standard of conduct and is entitled to indemnification, and the burden of proof shall be on the Company or its representative to establish by clear and convincing evidence that the Indemnitee is not so entitled.

7.

Reliance as Safe Harbor; No Other Presumptions. For purposes of this Agreement, the Indemnitee shall be deemed to have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company if the Indemnitee’s actions or omissions to act are taken in good faith reliance upon the records of the Company, including its financial statements, or upon information, opinions, reports or statements furnished to the Indemnitee by the officers or employees of the Company or any of its subsidiaries in the course of their duties, or by committees of the Board of Directors, or by any other Person (including legal counsel, accountants and financial advisors) who has been selected with reasonable care by or on behalf of the Company as to matters the Indemnitee reasonably believes are within such other Person’s professional or expert competence.  In addition, the knowledge and/or actions, or failures to act, of any director, officer, employee or agent of the Company shall not be imputed to the Indemnitee for purposes of determining the right to indemnity hereunder.  For purposes of this Agreement, the termination of any Claim by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that the Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law. In addition, to the extent, if any, that such matters may be subject to consideration by a Reviewing Party pursuant to Section 2(d), neither the failure of the Reviewing Party to have made a determination as to whether the Indemnitee has met any particular standard of conduct or had any particular belief, nor an actual determination by the Reviewing Party that the Indemnitee has not met such standard of conduct or did not have such belief, prior to the commencement of legal proceedings by the Indemnitee to secure a judicial determination that the Indemnitee should be indemnified under applicable law, shall be a defense to the Indemnitee’s claim or create a presumption that the Indemnitee has not met any particular standard of conduct or did not have any particular belief.

8.

Nonexclusivity, Etc. The rights of the Indemnitee hereunder shall be in addition to any other rights the Indemnitee may have under the Certificate of Incorporation, the Delaware General Corporation Law or otherwise. To the extent that a change in the Delaware General Corporation Law (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under the Certificate of Incorporation or this Agreement, it is the intent of the parties hereto that the Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. To the extent that there is a conflict or inconsistency between the terms of this Agreement and the Certificate of Incorporation, it is the intent of the parties hereto that the Indemnitee shall enjoy the greater benefits regardless of whether contained herein or in the Certificate of Incorporation. No amendment or alteration of the Certificate of Incorporation or any other agreement shall adversely affect the rights provided to the Indemnitee under this Agreement. No limitation of the Indemnitee’s rights pursuant to this Agreement shall in any way limit, or imply any limitation of, the Indemnitee’s rights under any other agreement.

9.

Contribution.  To the fullest extent permitted by applicable law, to the extent that the indemnification provided for in this Agreement is unavailable to the Indemnitee for any reason whatsoever, the Company, in lieu of so indemnifying the Indemnitee, shall contribute to any amounts incurred by the Indemnitee which would have constituted Expenses or other Indemnified Amounts hereunder, whether for judgments, amounts paid in settlement or other Expenses, excise taxes or otherwise, in connection with any Claim arising out of or relating to an Indemnifiable Event under this Agreement, in such proportion as is fair and reasonable in light of all of the circumstances of such Claim in order to reflect (i) the relative benefits received by the Company and the Indemnitee as a result of the events and/or transactions giving rise to such Claim, and/or (ii) the relative fault of the Company (including its directors, officers, employees and agents other than the Indemnitee) and the Indemnitee in connection with such events and/or transactions.

10.

Liability Insurance. To the extent the Company maintains any insurance policy providing directors’ and officers’ liability insurance, the Indemnitee shall be covered by such policy, in accordance with its terms, to the maximum extent of the coverage available thereunder for any Company director or officer. If the Company has such insurance in effect at the time the Company receives from the Indemnitee any notice of the commencement of an action, suit or proceeding that is or may be subject to such insurance, the Company shall give prompt notice of the commencement of such action, suit or proceeding to the insurers in accordance with the procedures set forth in the policy. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such action, suit or proceeding in accordance with the terms of such policy.  The Company shall promptly notify the Indemnitee of any termination, cancellation or non-renewal of any such policy.

11.

Period of Limitations. Consistent with the premises and in furtherance of the purposes of this Agreement, the Company agrees that no legal action shall be brought and no cause of action shall be asserted by or in the right of the Company against the Indemnitee or the Indemnitee’s spouse, heirs, executors or personal or legal representatives after the expiration of two years from the date of accrual of such cause of action, and any claim or cause of action of the Company shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two-year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action such shorter period shall govern.

12.

Amendments, Etc. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

13.

Subrogation. To the extent of any payment by the Company under this Agreement, the Company shall be subrogated to all of the rights of recovery of the Indemnitee, who shall execute such documents and take such other action as may be reasonably required to secure such rights, including the execution of such documents as may be reasonably necessary to enable the Company effectively to bring suit to enforce such rights. The Company shall promptly pay or reimburse all Expenses incurred by the Indemnitee in connection with such subrogation.

14.

No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment in connection with any Claim to the extent the Indemnitee has otherwise actually received and retained payment (under any insurance policy, any provision of the Certificate of Incorporation or otherwise) of the amounts otherwise indemnifiable hereunder.

15.

Defense of Claims. The Company shall be entitled to participate in the defense of any Claim relating to an Indemnifiable Event or to assume the defense thereof, with counsel reasonably satisfactory to the Indemnitee; provided that if the Indemnitee believes, after consultation with counsel selected by the Indemnitee, that (i) the use of counsel chosen by the Company to represent the Indemnitee would present such counsel with an actual or potential conflict of interest, (ii) the named parties in any such

Claim (including any impleaded parties) include the Company or any subsidiary of the Company and the Indemnitee, and the Indemnitee concludes that there may be one or more legal defenses available to him or her that are different from or in addition to those available to the Company or such subsidiary of the Company, or (iii) any such representation by such counsel would be precluded under the applicable standards of professional conduct, then the Indemnitee shall be entitled to retain separate counsel (but not more than one separate law firm plus, if applicable, separate local counsel in respect of any particular Claim) at the Company’s expense. The Company shall not be liable to the Indemnitee under this Agreement for any amounts paid in settlement of any Claim relating to an Indemnifiable Event effected without the Company’s prior written consent. The Company shall not, without the prior written consent of the Indemnitee, effect any settlement of any Claim relating to an Indemnifiable Event to which the Indemnitee is or could have been a party unless such settlement solely involves the payment of money and includes a complete and unconditional release of the Indemnitee from all liability on all claims that are the subject matter of such Claim. Neither the Company nor the Indemnitee shall unreasonably withhold, condition or delay its or his or her consent to any proposed settlement; provided that the Indemnitee may withhold consent to any settlement that does not provide a complete and unconditional release of the Indemnitee [or that admits misconduct by the Indemnitee or materially limits the Indemnitee’s future activities]. In no event shall the Indemnitee be required to waive, prejudice or limit attorney-client privilege or work-product protection or other applicable privilege or protection.

16.

No Adverse Settlement. The Company shall not seek, nor shall it agree to, consent to, support, or agree not to contest, any settlement or other resolution of any Claim(s), or settlement or other resolution of any other claim, action, proceeding, demand, investigation or other matter, that has the actual or purported effect of extinguishing, limiting or impairing the Indemnitee’s rights hereunder, including the entry of any bar order or other order, decree or stipulation pursuant to 15 U.S.C. § 78u-4 (the Private Securities Litigation Reform Act) or any similar foreign, federal or state statute, regulation, rule or law.

17.

Binding Effect, Etc. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company and/or its subsidiaries), spouses, heirs, executors and personal and legal representatives. This Agreement shall continue in effect regardless of whether the Indemnitee continues to serve as a director, officer, employee, agent or fiduciary of the Company or as a director, officer, employee, trustee, agent or fiduciary of, or in any other capacity with, any other Person at the Company’s request. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company and/or its subsidiaries, by written agreement in form and substance satisfactory to the Indemnitee and his or her counsel, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

18.

Severability. The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, illegal, void or otherwise unenforceable in any respect, and the validity and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired and shall remain enforceable to the fullest extent permitted by law.

19.

Enforcement; Entire Agreement.

a.

The Company expressly confirms and agrees that it has entered into this Agreement and assumes the obligations imposed on it hereby in order to induce the Indemnitee to serve as a director and/or officer of the Company, and the Company acknowledges that the Indemnitee is relying upon this Agreement in serving as a director and/or officer of the Company.

b.

This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof, except, for the avoidance of doubt, as contemplated by Section 8.

20.

Specific Performance, Etc. The parties recognize that if any provision of this Agreement is violated by the Company, the Indemnitee may be without an adequate remedy at law. Accordingly, in the event of any such violation, the Indemnitee shall be entitled, if the Indemnitee so elects, to institute proceedings, either at law or in equity, to obtain damages, to enforce specific performance, to enjoin such violation, or to obtain any relief or any combination of the foregoing as the Indemnitee may elect to pursue.

21.

Notices. All notices, requests, consents and other communications hereunder to a party shall be deemed to be sufficient if contained in a written document delivered in person or sent by facsimile, nationally recognized overnight courier or personal delivery, addressed to such party at the address specified below or such other address as may hereafter be specified on the signature page of this Agreement or in writing by such party to the other party:

If to the Company, to:

FCB Financial Holdings, Inc.
2500 Weston Road, Suite 300
Weston, Florida 33331
Fax: (239) 552-1750
Attn: Kent Ellert

with a copy (which shall not constitute notice) to:

Kramer Levin Naftalis & Frankel LLP
1177 Avenue of the Americas
New York, New York 10036
Fax: (212) 715-8000
Attn: Peter G. Smith, Esq.

If to the Indemnitee, to the address set forth on the signature page hereof.

All such notices, requests, consents and other communications shall be deemed to have been given or made to a party if and when received (including by overnight courier) by such party at such party’s address specified above or sent by electronic transmission, with confirmation received, to such party at such party’s facsimile number specified above (or such other address or facsimile number for such party as such party shall have specified by like notice).

22.

Counterparts; Electronic Delivery. This Agreement may be executed in multiple counterparts with the same effect as if both signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument. This Agreement and each other agreement or instrument entered into in connection herewith or contemplated hereby, and any amendments hereto, to the extent signed and delivered by means of a facsimile or electronic mail shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. Neither party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or electronic mail to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or electronic mail as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

23.

Headings; Construction. The headings of the sections and paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction or interpretation hereof.  The words “including” or “include” as used in this Agreement shall mean “including without limitation” or “include without limitation”, respectively, whether or not expressed.

24.

Governing Law and Consent to Jurisdiction. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in such state without giving effect to the principles of conflicts of laws. Each of the Company and the Indemnitee hereby irrevocably submits to the nonexclusive jurisdiction of the United States District Court for the State of Delaware and the state courts of the State of Delaware for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each party hereto further agrees that service of any process, summons, notice or document by United States certified or registered mail to such party’s address specified in Section 21, or to such other address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party, shall be effective service of process in any action, suit or proceeding in Delaware with respect to any matters to which such party has submitted to jurisdiction as set forth above in the immediately preceding sentence. Each party hereto irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in the United States District Court for the State of Delaware or the state courts of the State of Delaware and hereby irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in such court has been brought in an inconvenient forum.

25.

WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, EACH PARTY TO THIS AGREEMENT (INCLUDING THE COMPANY) HEREBY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE BETWEEN THE PARTIES HERETO, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, OR RELATED OR INCIDENTAL TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY AND/OR THE RELATIONSHIPS ESTABLISHED BETWEEN THE PARTIES HEREUNDER.

26.

Further Action. The parties shall execute and deliver such documents, provide such information, and take or refrain from taking such actions as may be necessary or appropriate to achieve the purposes of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

FCB FINANCIAL HOLDINGS, INC.

By:
Name:
Title:

INDEMNITEE

Name:

Address:

Fax: ( ) -

Signature Page to Indemnification Agreement